*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on October 17, 2017.

REGIS CORPORATION

REGIS CORPORATION
7201 METRO BOULEVARD
MINNEAPOLIS, MN 55439

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: August 23, 2017
Date: October 17, 2017 **Time:** 9:00 a.m., Local Time
Location: Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota 55439

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 3, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends that you vote FOR each of the following director nominees:

1. Election of Directors

Nominees:

1a. Daniel G. Beltzman

1b. David J. Grissen

1c. Mark S. Light

1d. Michael J. Merriman

1e. M. Ann Rhoades

1f. Hugh E. Sawyer III

1g. David P. Williams

The Board of Directors recommends you vote FOR the following proposal:

2. Approval of an advisory vote on the compensation of the Company's named executive officers (a "Say-on-Pay Vote").

The Board of Directors recommends you vote 1 year on the following proposal:

3. Approval, on an advisory basis, the frequency of future advisory votes on executive compensation (referred to as the "Say-on-Pay Frequency" proposal).

The Board of Directors recommends you vote FOR the following proposal:

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting.

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